Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, Amendment No. 1, of FutureTech II Acquisition Corp., of our report dated October 28, 2021 on our audit of the financial statements of as of FutureTech II Acquisition Corp. as of October 08, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows from August 19, 2021 (inception) through October 08, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

January 21, 2022